Exhibit 10.2


                               SECURED DEMAND NOTE
                             Robesonia, Pennsylvania


$130,000.00                                                    December 27, 2004


         FOR VALUE RECEIVED, the undersigned, CIMNET, INC., a Delaware corporation ("Borrower"), promises to pay to the order of John D. Richardson (the "Lender"), or at such other address as the holder of this note shall direct, the principal sum of one hundred thirty thousand (130,000), pursuant to that certain Loan and Security Agreement between Borrower and Lender, dated as of even date herewith (the "Security Agreement"), plus interest as hereinafter provided. The entire balance of principal, accrued interest, and other fees and charges shall be due and payable on DEMAND.

         This Note shall bear interest on the unpaid principal balance hereof from time to time at a rate equal to prime plus 1% per annum. Principal of, and interest on, this Note shall be payable in lawful money of the United States of America.

         In the event any payment of principal or interest on this Note is not paid in full when due, or if any other default or event of default occurs under the Security Agreement or any other present or future instrument, document, or agreement between Borrower and Lender, Lender may, at his option, at any time thereafter, declare the entire unpaid principal balance of this Note plus all accrued interest to be immediately due and payable.

         Borrower agrees to pay all costs and expenses (including without limitation reasonable attorneys' fees) incurred by Lender in connection with or related to this Note, or its enforcement, whether or not suit be brought. Borrower hereby further waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and Borrower hereby waives the benefits of any statute of limitations with respect to any action to enforce, or otherwise related to, this Note.

         This Note is secured by the Security Agreement and all other present and future security agreements between Borrower and Lender, if any. Nothing herein shall be deemed to limit any of the terms or provisions of the Security Agreement or any other present or future document, instrument or agreement, between Borrower and Lender, and all of Lender's rights and remedies hereunder and thereunder are cumulative.

         In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

         No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized officer of Lender, and then only to the extent therein specifically set forth.

         This Note is payable in, and shall be governed by, the internal laws of the Commonwealth of Pennsylvania.


                                              BORROWER:

                                              CIMNET, INC.


                                              By: /s/ BILL NYMAN
                                                  ------------------------------
                                              Name:  Bill Nyman
                                              Title: Vice President Integration
                                              Services

                                       2